Exhibit 1

               John T. Fidler
               201-263-6479                               February 14, 1994
                                                                     94-002
               Immediately


                         GPU ANNOUNCES CORPORATE REALIGNMENT


               Parsippany,  N.J.,  February  14,  1994  --  General  Public

          Utilities Corporation (NYSE:GPU) today announced plans to realign its  corporate  structure  to position  the  corporation  for the increasing level of competition in the electric utility industry.

               James R. Leva,  GPU chairman, president and  chief executive officer, said that  the program being  announced today and  other cost reduction initiatives are expected  to result in annual cost savings of some $80 million by the end of 1996.

               "As the new  competitive structure of our  industry unfolds,

          further actions may well be necessary.  We will focus  sharply on our core business: the generation, transmission and  distribution of electric energy, and renew our emphasis on customer service.

               "At the heart of our program are three key strategies," Leva stated.  "First,  we will  substantially improve our  competitive outlook  by  the end  of  1996  under the  industry  structure we foresee.  We  will also substantially increase  our effectiveness through  performance improvements  and  cost reductions,  without adversely  affecting  service  quality,  to  position GPU  as  an

          industry leader.    "Finally, we will work to create a regulatory

          climate that is fair to both our customers and our shareholders,"

          Leva said.




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                To achieve its goals,  GPU will form a new  subsidiary, GPU

          Generation  Corporation,  which  will operate  and  maintain  the fossil-fueled and hydroelectric generating stations owned  and/or

          operated by the  GPU companies.   GPU Generation will also  build

          new generating facilities as needed in the future.  The ownership of the  generating plants  will remain  with Metropolitan  Edison

          (Met-Ed),  Pennsylvania  Electric  (Penelec)  and Jersey  Central

          Power and Light (Jersey Central).

               "The  goal of  GPU  Generation will  be to  provide low-cost energy that will be priced to compete effectively in the changing generation marketplace," Leva said.

               The new subsidiary will be  headquartered in Johnstown, Pa.,

          and be headed by Robert L. Wise, now president of Penelec.

               GPU will continue  its involvement in the  independent power generation market through its subsidiary, Energy Initiatives.

               The second element  of the GPU  realignment program will  be

          the  combination  of  the  remaining   functions  of  Met-Ed  and

          Penelec.

               "Focusing on  the customer will be a top priority in the new competitive world.  Customers will be looking for lower costs and services that are attuned to their needs," said Leva.

               The combined operation, which will be accomplished without a merger of the two  corporate entities, will be based  in Reading,

          Pa., and be headed by Fred D. Hafer, who is now president of Met-

          Ed.

               Some of these actions will  be subject to various regulatory reviews and approvals.



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               The  third component of GPU's  program will be a performance

          improvement  initiative   that  will  enhance   productivity  and

          effectiveness and  focus on  cost reduction.    Included in  this

          effort will be a search for parallel opportunities at GPU Nuclear

          Corporation and Jersey Central.

               "In a competitive marketplace, we  must always look for ways

          to reduce  our costs and  improve our performance.   This part of

          our program will enable us to do that," Leva stated.

                Related to the performance improvement effort is the fourth element  of GPU's program, a  review of the corporation's "people needs" in terms  of the  size, skills and  compensation of  GPU's workforce.

               "Staffing  levels  will be  based on  the  needs of  the new organization.  I am certain that  the employee population will be lower," said Leva.

               The  fifth part of the GPU program will be an examination of the  role  of GPU  Service  Corporation, GPU's  corporate service

          unit.    GPU   Service  currently   provides  several   corporate

          administrative and support functions to the GPU System.

               "We'll be looking at all services, and  deciding which could best be provided  at the local  level, and which through  greater consolidation," Leva said.

               "This  program is a necessary step in changing the direction and culture at GPU.  Our immediate challenge will be to implement these changes quickly and effectively.  At the same time, we will develop additional long-term strategies for our organization that will enable us  to capitalize on  opportunities to expand as  the competitive markets present them to us," Leva stated.

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